SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2007

Amerex Group, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria

Tulsa, Oklahoma 74116

(Address of principal executive offices, including zip code)

(918) 858-1050

(Registrant's telephone number, including area code)

Amerex Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Amerex Group announces the resignation of Marwaan Karame as director and Chairman of the Audit Committee. In his letter to the Board of Directors, Mr. Karame cited personal and professional time commitments, which limited his time available to the Board and to the Audit Committee. Mr. Karame’s resignation is effective as of July 11, 2007.

Amerex also announced that it and Mr. Richard Coody executed a settlement agreement in relation to his consulting agreement with the company. As part of this agreement, Mr. Coody will return 4,805,000 shares of common stock that he currently owns. The returned shares shall be returned to the Treasury.

Amerex also announced the engagement of Mr. Stephen Onody as Chief Operating Officer. Under terms of the agreement, Mr. Onody will serve as COO for at least six months. Mr. Onody is former Chief Executive with more than 26 years of experience in operating service and manufacturing firms, both public and private.

Amerex Group, Inc.

Dated: July 16, 2007

By:

/s/   Nicholas Malino

Nicholas Malino, CEO